Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350
Chemical Financial Corporation Reports Fourth Quarter and Full Year 2015 Results
MIDLAND, MI, January 25, 2016 -- -- Chemical Financial Corporation ("Corporation" or "Chemical") (NASDAQ:CHFC) today announced 2015 fourth quarter net income of $25.5 million, or $0.66 per diluted share, compared to 2014 fourth quarter net income of $15.3 million, or $0.46 per diluted share, and 2015 third quarter net income of $24.5 million, or $0.64 per diluted share. For the twelve months ended December 31, 2015, net income was $86.8 million, or $2.39 per diluted share, compared to net income for the twelve months ended December 31, 2014 of $62.1 million, or $1.97 per diluted share.
Excluding nonrecurring acquisition-related expenses, net income in the fourth quarter of 2015 was $26.9 million, or $0.70 per diluted share, compared to $18.4 million, or $0.56 per diluted share, in the fourth quarter of 2014 and $25.1 million, or $0.65 per diluted share, in the third quarter of 2015. Excluding nonrecurring acquisition-related expenses, net income in 2015 was $92.3 million, or $2.54 per diluted share, compared to $66.7 million, or $2.11 per diluted share, in 2014.
"2015 was a year of significant accomplishments for Chemical Financial Corporation, with strong acquisitive and organic growth leading to double digit percentage gains in earnings per share, excluding nonrecurring acquisition-related expenses. In the fourth quarter of 2015, we completed the integration into Chemical Bank of The Bank of Holland and The Bank of Northern Michigan, which were acquired in the Lake Michigan Financial Corporation transaction, the third major acquisition we’ve closed and integrated in the past fifteen months. In doing so, we have brought a number of new commercial and retail customers into the Chemical Bank fold, while ensuring that we continued to meet the needs of our existing customers and communities," noted David B. Ramaker, Chairman, Chief Executive Officer and President of the Corporation.
"I’m extremely proud of the work done by Chemical’s 2,100 employees as we have extended our community-focused approach to banking across Michigan, while successfully executing our core banking strategies. Looking ahead to the future, we see opportunities to extend our franchise even further. As we continue our recent pattern of growth to the $10-billion asset level and beyond, we are mindful of the increased regulatory burden we will face, and of the need to forge through, as opposed to merely cross over, that threshold," added Ramaker.
The double digit percentage increases in earnings per share, excluding nonrecurring acquisition-related expenses, for the three- and twelve-month periods ended December 31, 2015, compared to the same periods for the prior year, were primarily driven by higher net interest income due to organic loan growth over the last twelve months of $476 million, or 8%, and incremental earnings from the acquisitions of Northwestern Bancorp, Inc. ("Northwestern"), Monarch Community Bancorp, Inc. ("Monarch") and Lake Michigan Financial Corporation ("Lake Michigan") that closed on October 31, 2014, April 1, 2015 and May 31, 2015, respectively. The increase in earnings per share in the fourth quarter of 2015, compared to the third quarter of 2015, was attributable to higher net interest income and lower operating expenses.
The Corporation's return on average assets, excluding nonrecurring acquisition-related expenses, was 1.16% during the fourth quarter of 2015, compared to 1.04% in the fourth quarter of 2014 and 1.08% in the third quarter of 2015. The Corporation's return on average shareholders' equity, excluding nonrecurring acquisition-related expenses, was 10.7% in the fourth quarter of 2015, compared to 9.1% in the fourth quarter of 2014 and 10.1% in the third quarter of 2015.
Net interest income was $75.5 million in the fourth quarter of 2015, $17.2 million, or 30%, higher than the fourth quarter of 2014 and $1.9 million, or 2.5%, higher than the third quarter of 2015. The increase in net interest income in the fourth quarter of 2015 over the fourth quarter of 2014 was largely attributable to the positive impact of 2015 organic loan growth and the impact of the three aforementioned acquisitions. The increase in net interest income in the fourth quarter of 2015 over the third quarter of 2015 was largely attributable to additional interest income resulting from third and fourth quarter 2015 organic loan growth.
The net interest margin (on a tax-equivalent basis) was 3.64% in the fourth quarter of 2015, compared to 3.62% in the fourth quarter of 2014 and 3.55% in the third quarter of 2015. The increase in the net interest margin in the fourth quarter of 2015, compared to the third quarter of 2015, was primarily attributable to an increase in the average yield on the Corporation's investment securities portfolio and receipt in the fourth quarter of 2015 of a semi-annual dividend of $0.4 million on the Corporation's Federal Reserve Bank stock. The average yield on the loan portfolio was 4.16% in the fourth quarter of 2015, compared to 4.22% in the fourth quarter of 2014 and 4.15% in the third quarter of 2015. The average yield of the investment securities portfolio was 2.21% in the fourth quarter of 2015, compared to 2.02% in the fourth quarter of 2014 and 2.08% in the third quarter of 2015. The Corporation's average cost of funds was 0.25% in both the fourth quarter of 2015 and the third quarter of 2015, compared to 0.23% in the fourth quarter of 2014.
Net interest income was $274.0 million in 2015, $61.5 million, or 29%, higher than 2014, with the increase primarily attributable to a combination of organic loan growth and the impact of the three aforementioned acquisitions that occurred in 2014 and 2015. The average balance of loans outstanding during 2015 was up $1.61 billion over 2014, with the increase driven by $1.11 billion of loans acquired in the Lake Michigan and Monarch acquisitions and $476 million of organic loan growth during 2015. The net interest margin (on a tax equivalent basis) was 3.58% in 2015 and 3.59% in 2014.
The provision for loan losses was $2.0 million in the fourth quarter of 2015, compared to $1.5 million in the fourth quarter of 2014 and the third quarter of 2015. The increase in the provision for loan losses in the fourth quarter of 2015, compared to both the fourth quarter of 2014 and the third quarter of 2015, was primarily due to growth in the loan portfolio. The provision for loan losses was $6.5 million in 2015, compared to $6.1 million in 2014. The Corporation's provision for loan losses remained relatively consistent during 2015, compared to 2014, despite significant organic growth in its loan portfolio, due primarily to an overall modest reduction in net loan charge-offs and strong credit quality.
Net loan charge-offs were $4.3 million, or 0.24% of average loans, in the fourth quarter of 2015, compared to $2.8 million, or 0.21% of average loans, in the fourth quarter of 2014 and $0.8 million, or 0.05% of average loans, in the third quarter of 2015. The increase in net loan charge-offs in the fourth quarter of 2015, compared to the fourth quarter of 2014 and the third quarter of 2015, was partially attributable to a $1.6 million net loan charge-off from one commercial loan relationship. Net loan charge-offs totaled $8.9 million, or 0.13% of average loans, in 2015, compared to $9.5 million, or 0.19% of average loans, in 2014.
The Corporation's nonperforming loans, consisting of nonaccrual loans, accruing loans past due 90 days or more as to principal or interest payments and nonperforming troubled debt restructurings, totaled $83.9 million at December 31, 2015, compared to $81.2 million at September 30, 2015 and $71.2 million at December 31, 2014. Nonperforming loans comprised 1.15% of total loans at December 31, 2015, compared to 1.13% at September 30, 2015 and 1.25% at December 31, 2014. The reduction in nonperforming loans as a percentage of total loans at December 31, 2015, compared to December 31, 2014, was partially due to the addition of $1.11 billion of loans acquired in the Lake Michigan and Monarch transactions, with no corresponding increase in nonperforming loans as these acquired loans are not classified as nonperforming loans after the acquisition date since they are recorded in pools at their net realizable value.
At December 31, 2015, the allowance for loan losses of the originated loan portfolio was $73.3 million, or 1.26% of originated loans, compared to $75.6 million, or 1.33% of originated loans, at September 30, 2015 and $75.2 million, or 1.51% of originated loans, at December 31, 2014. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 87% at December 31, 2015, compared to 93% at September 30, 2015 and 106% at December 31, 2014.

Noninterest income was $20.1 million in the fourth quarter of 2015, compared to $18.2 million in the fourth quarter of 2014 and $20.2 million in the third quarter of 2015. Noninterest income in the fourth quarter of 2015 was higher than the fourth quarter of 2014 due primarily to higher wealth management revenue and an increase in customer service fees resulting from the three aforementioned acquisitions. Noninterest income in the fourth quarter of 2015 was slightly lower than the third quarter of 2015, with higher wealth management revenue being offset by lower overdraft and electronic banking fees. The increase in wealth management revenue in the fourth quarter of 2015, compared to both the fourth quarter of 2014 and third quarter of 2015, was primarily due to an increase in fees resulting from new assets under management.
Noninterest income was $80.2 million in 2015, compared to $63.1 million in 2014, with the increase largely attributable to increases in all major categories of noninterest income that was largely driven by the three aforementioned acquisitions. Wealth management revenue was $20.6 million in 2015, compared to $16.0 million in 2014, with the increase primarily due to increased assets under management resulting from the Northwestern acquisition, which added approximately $1.0 billion of assets under management to the Corporation's Wealth Management department as of the acquisition date.
Operating expenses were $57.8 million in the fourth quarter of 2015, compared to $52.6 million in the fourth quarter of 2014 and $58.3 million in the third quarter of 2015. Operating expenses included nonrecurring acquisition-related expenses of $2.1 million in the fourth quarter of 2015, $4.1 million in the fourth quarter of 2014 and $0.9 million in the third quarter of 2015. Excluding these nonrecurring acquisition-related expenses, operating expenses were $55.7 million in the fourth quarter of 2015, $7.3 million, or 15%, higher than the fourth quarter of 2014 and $1.6 million, or 2.8%, lower than the third quarter of 2015. The increase in operating expenses in the fourth quarter of 2015, compared to the fourth quarter of 2014, was primarily attributable to incremental operating costs associated with the three aforementioned acquisitions. The decrease in operating expenses in the fourth quarter of 2015, compared to the third quarter of 2015, was largely attributable to reductions in expenses for incentive compensation, employee benefits, outside services and advertising, which were partially offset by higher equipment expenses and lower gains from the sale of other real estate properties.
Operating expenses were $223.9 million in 2015, compared to $179.9 million in 2014. Operating expenses included nonrecurring acquisition-related expenses of $7.8 million in 2015 and $6.4 million in 2014. Excluding these nonrecurring acquisition-related expenses, operating expenses were $216.1 million in 2015, an increase of $42.6 million, or 25%, over 2014, with the increase due primarily to incremental operating costs associated with the three aforementioned acquisitions.
The Corporation's efficiency ratio was 57.1% in the fourth quarter of 2015, 62.2% in the fourth quarter of 2014 and 59.9% in the third quarter of 2015. The Corporation's efficiency ratio was 59.8% for 2015 and 61.6% for 2014.
Total assets were $9.19 billion at December 31, 2015, compared to $9.26 billion at September 30, 2015 and $7.32 billion at December 31, 2014. The increase in total assets during the twelve months ended December 31, 2015 was primarily attributable to the Lake Michigan and Monarch acquisitions, and also due to an organic increase in customer deposits, that was used to partially fund loan growth. Interest-bearing balances with the Federal Reserve Bank (FRB) totaled $15 million at December 31, 2015, compared to $109 million at September 30, 2015 and $8 million at December 31, 2014. Investment securities were $1.06 billion at December 31, 2015, compared to $1.14 billion at September 30, 2015 and $1.07 billion at December 31, 2014.
Total loans were $7.27 billion at December 31, 2015, up $56 million, from total loans of $7.22 billion at September 30, 2015 and up $1.58 billion, or 28%, from total loans of $5.69 billion at December 31, 2014. The increase in loans during the twelve months ended December 31, 2015 was attributable to $1.11 billion of loans acquired in the Lake Michigan and Monarch acquisitions and $476 million of organic loan growth.

Total deposits were $7.46 billion at December 31, 2015, compared to $7.62 billion at September 30, 2015 and $6.08 billion at December 31, 2014. The decrease in total deposits during the fourth quarter of 2015 was attributable to a decline in seasonal municipal deposit accounts. The increase in total deposits during the twelve months ended December 31, 2015 was attributable to the Corporation acquiring $1.07 billion in deposits, including $278 million of brokered deposits, in the acquisitions of Lake Michigan and Monarch and organic growth in customer deposits of $382 million, or 6.3%. The Corporation does not intend to renew the brokered deposits, which totaled $208 million at December 31, 2015, as they mature.
Short-term borrowings were $397 million at December 31, 2015, compared to $330 million at September 30, 2015 and $389 million at December 31, 2014. The increase in short-term borrowings during the fourth quarter of 2015 was due to the Corporation borrowing $100 million of short-term Federal Home Loan Bank (FHLB) advances, which were partially used to fund loan growth during the quarter. Other borrowings were $242 million at December 31, 2015 and $248 million at September 30, 2015. The Corporation had no other borrowings at December 31, 2014. The increase in other borrowings during the twelve months ended December 31, 2015 was primarily attributable to the acquisition of Lake Michigan and the Corporation borrowing $100 million of long-term FHLB advances during the third quarter of 2015 in anticipation of increases in market interest rates.
At December 31, 2015, the Corporation's tangible equity to assets ratio and total risk-based capital ratio were 8.1% and 11.8%, respectively, compared to 7.8% and 11.5%, respectively, at September 30, 2015 and 8.4% and 12.4%, respectively, at December 31, 2014. The decrease in the Corporation's capital ratios at December 31, 2015, compared to December 31, 2014, was attributable to the Lake Michigan and Monarch acquisitions. At December 31, 2015, the Corporation's book value was $26.62 per share, compared to $26.18 per share at September 30, 2015 and $24.32 per share at December 31, 2014. At December 31, 2015, the Corporation's tangible book value was $18.78 per share, compared to $18.32 per share at September 30, 2015 and $18.57 per share at December 31, 2014.
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include the Corporation's tangible equity to assets ratio, presentation of net interest income and net interest margin on a fully taxable equivalent basis (FTE), information presented excluding nonrecurring acquisition-related expenses, including net income, diluted earnings per share, return on average assets, return on average shareholders' equity and operating expenses. These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition. A reconciliation of non-GAAP financial measures may be found in the financial tables included with this press release.
Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary bank, Chemical Bank, with 185 banking offices spread over 47 counties in Michigan. At December 31, 2015, the Corporation had total assets of $9.2 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Corporation. Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "plans," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future levels of loan charge-offs, future levels of provisions for loan losses, real estate valuation, future levels of nonperforming assets, the rate of asset dispositions, future capital levels, future dividends, future growth and funding sources, future liquidity levels, future profitability levels, future deposit insurance premiums, future asset levels, the effects on earnings of future changes in interest rates, the future level of other revenue sources, future economic trends and conditions, future initiatives to expand the Corporation’s market share, expected performance and cash flows from acquired loans, future effects of new or changed accounting standards, future opportunities for acquisitions, opportunities to increase top line revenues, the Corporation’s ability to grow its core franchise, future cost savings and the Corporation’s ability to maintain adequate liquidity and capital based on the requirements adopted by the Basel Committee on Banking Supervision and U.S. regulators. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
Risk factors include, but are not limited to, the risk factors described in Item 1A of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2015 Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

	December 31, 2015	September 30, 2015	December 31, 2014
	(In thousands, except per share data)
Assets
Cash and cash equivalents:
Cash and cash due from banks	$194,136	$157,512	$144,892
Interest-bearing deposits with the Federal Reserve Bank and other banks	44,653	134,025	38,128
Total cash and cash equivalents	238,789	291,537	183,020
Investment securities:
Available-for-sale	553,731	635,641	748,864
Held-to-maturity	509,971	501,083	316,413
Total investment securities	1,063,702	1,136,724	1,065,277
Loans held-for-sale	10,327	12,319	9,128
Loans:
Commercial	1,905,879	1,829,870	1,354,881
Commercial real estate	2,112,162	2,227,364	1,557,648
Real estate construction and land development	232,076	145,581	171,495
Residential mortgage	1,429,636	1,394,427	1,110,390
Consumer installment and home equity	1,591,394	1,618,953	1,493,816
Total loans	7,271,147	7,216,195	5,688,230
Allowance for loan losses	(73,328)	(75,626)	(75,683)
Net loans	7,197,819	7,140,569	5,612,547
Premises and equipment	106,317	110,670	97,496
Goodwill	287,393	286,454	180,128
Other intangible assets	38,104	39,864	33,080
Interest receivable and other assets	246,346	246,417	141,467
Total Assets	$9,188,797	$9,264,554	$7,322,143
Liabilities
Deposits:
Noninterest-bearing	$1,934,583	$1,875,636	$1,591,661
Interest-bearing	5,522,184	5,739,575	4,487,310
Total deposits	7,456,767	7,615,211	6,078,971
Interest payable and other liabilities	76,466	72,568	56,572
Short-term borrowings	397,199	330,016	389,467
Other borrowings	242,391	248,396	—
Total liabilities	8,172,823	8,266,191	6,525,010
Shareholders' Equity
Preferred stock, no par value per share	—	—	—
Common stock, $1 par value per share	38,168	38,131	32,774
Additional paid-in capital	725,280	723,427	565,166
Retained earnings	281,558	265,991	231,646
Accumulated other comprehensive loss	(29,032)	(29,186)	(32,453)
Total shareholders' equity	1,015,974	998,363	797,133
Total Liabilities and Shareholders' Equity	$9,188,797	$9,264,554	$7,322,143

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2015 Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands, except per share data)
Interest Income
Interest and fees on loans	$75,253	$57,140	$271,772	$209,429
Interest on investment securities:
Taxable	2,044	2,322	8,786	9,147
Tax-exempt	2,583	1,841	9,073	7,054
Dividends on nonmarketable equity securities	633	415	1,648	1,224
Interest on deposits with the Federal Reserve Bank and other banks	116	89	510	407
Total interest income	80,629	61,807	291,789	227,261
Interest Expense
Interest on deposits	4,120	3,414	15,406	14,254
Interest on short-term borrowings	110	107	453	414
Interest on other borrowings	923	42	1,922	42
Total interest expense	5,153	3,563	17,781	14,710
Net Interest Income	75,476	58,244	274,008	212,551
Provision for loan losses	2,000	1,500	6,500	6,100
Net interest income after provision for loan losses	73,476	56,744	267,508	206,451
Noninterest Income
Service charges and fees on deposit accounts	6,398	6,386	25,481	22,414
Wealth management revenue	5,151	4,696	20,552	16,015
Other charges and fees for customer services	6,189	5,366	25,513	18,928
Mortgage banking revenue	1,606	1,590	6,133	5,041
Gain on sale of investment securities	18	—	630	—
Other	690	189	1,907	697
Total noninterest income	20,052	18,227	80,216	63,095
Operating Expenses
Salaries, wages and employee benefits	32,971	28,628	127,920	102,557
Occupancy	4,620	4,201	18,213	15,842
Equipment and software	5,102	4,272	18,569	14,737
Acquisition-related expenses	2,085	4,139	7,804	6,388
Other	13,046	11,376	51,388	40,401
Total operating expenses	57,824	52,616	223,894	179,925
Income before income taxes	35,704	22,355	123,830	89,621
Federal income tax expense	10,200	7,050	37,000	27,500
Net Income	$25,504	$15,305	$86,830	$62,121
Earnings Per Common Share:
Weighted average common shares outstanding for basic earnings per share	38,150	32,767	36,081	31,367
Weighted average common shares outstanding for diluted earnings per share, including common stock equivalents	38,498	33,033	36,353	31,588
Basic earnings per common share	$0.67	$0.47	$2.41	$1.98
Diluted earnings per common share	$0.66	$0.46	$2.39	$1.97
Cash Dividends Declared Per Common Share	$0.26	$0.24	$1.00	$0.94
Key Ratios (annualized where applicable):
Return on average assets	1.10%	0.87%	1.02%	0.96%
Return on average shareholders' equity	10.1%	7.5%	9.4%	8.2%
Net interest margin	3.64%	3.62%	3.58%	3.59%
Efficiency ratio	57.1%	62.2%	59.8%	61.6%

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2015 Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014
Average Balances
Total assets	$9,175,224	$9,203,856	$8,117,138	$7,401,258	$7,007,879	$6,412,460	$6,253,574	$6,210,569
Total interest-earning assets	8,457,464	8,467,939	7,534,733	6,920,734	6,558,147	6,046,991	5,907,549	5,860,429
Total loans	7,227,680	7,125,896	6,262,072	5,696,961	5,418,743	4,962,948	4,824,299	4,692,430
Total deposits	7,449,478	7,452,556	6,709,428	6,204,095	5,808,187	5,249,317	5,151,581	5,142,276
Total interest-bearing liabilities	6,162,033	6,233,944	5,442,676	4,959,123	4,632,769	4,237,626	4,250,158	4,276,677
Total shareholders' equity	1,000,347	987,727	884,863	801,438	804,328	794,711	714,355	701,878
Key Ratios (annualized where applicable)
Net interest margin (taxable equiv basis)	3.64%	3.55%	3.59%	3.55%	3.62%	3.59%	3.59%	3.53%
Efficiency ratio	57.1%	59.9%	60.5%	62.4%	62.2%	59.2%	60.9%	64.5%
Return on average assets	1.10%	1.05%	0.94%	0.98%	0.87%	1.04%	1.04%	0.90%
Return on average shareholders' equity	10.1%	9.8%	8.6%	9.0%	7.5%	8.4%	9.1%	8.0%
Average shareholders' equity as a percent of average assets	10.9%	10.7%	10.9%	10.8%	11.5%	12.4%	11.4%	11.3%
Capital ratios (period end):
Tangible shareholders' equity as a percent of total assets	8.1%	7.8%	7.8%	8.4%	8.4%	10.5%	11.0%	9.3%
Total risk-based capital ratio	11.8%	11.5%	11.7%	13.0%	12.4%	15.0%	15.3%	13.8%

	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014
Credit Quality Statistics
Originated Loans	$5,807,934	$5,667,159	$5,351,011	$5,048,662	$4,990,067	$4,777,614	$4,624,409	$4,464,465
Acquired Loans	1,463,213	1,549,036	1,683,732	654,212	698,163	263,306	274,395	288,824
Nonperforming Assets:
Nonperforming loans (NPLs)	83,880	81,217	70,906	72,741	71,184	70,742	73,735	76,544
Other real estate / repossessed assets (ORE)	9,935	11,207	14,197	14,744	14,205	10,354	10,392	10,056
Total nonperforming assets	93,815	92,424	85,103	87,485	85,389	81,096	84,127	86,600
Performing troubled debt restructurings	47,810	44,803	45,808	45,981	45,664	44,588	44,133	41,823
Allowance for loan losses - originated as a percent of:
Total originated loans	1.26%	1.33%	1.40%	1.49%	1.51%	1.60%	1.67%	1.75%
Nonperforming loans	87%	93%	106%	103%	106%	108%	105%	102%
NPLs as a percent of total loans	1.15%	1.13%	1.01%	1.28%	1.25%	1.40%	1.51%	1.61%
Nonperforming assets as a percent of:
Total loans plus ORE	1.29%	1.28%	1.21%	1.53%	1.50%	1.61%	1.71%	1.82%
Total assets	1.02%	1.00%	0.94%	1.16%	1.17%	1.23%	1.35%	1.37%
Net loan charge-offs (year-to-date)	8,855	4,557	3,742	1,927	9,489	6,666	4,379	2,199
Net loan charge-offs as a percent of average loans (year-to-date, annualized)	0.13%	0.10%	0.13%	0.14%	0.19%	0.18%	0.18%	0.19%

	Dec 31, 2015	Sept 30, 2015	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014
Additional Data - Intangibles
Goodwill	$287,393	$286,454	$285,512	$180,128	$180,128	$120,164	$120,164	$120,164
Core deposit intangibles (CDI)	26,654	27,890	28,353	20,072	20,863	8,665	9,110	9,556
Mortgage servicing rights (MSR)	11,122	11,540	12,307	11,583	12,217	3,293	3,344	3,316
Noncompete agreements	328	434	541	—	—	—	—	—
Amortization of CDI and noncompete agreements (quarter only)	1,341	1,270	987	791	693	445	446	445

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2015 Operating Results

Average Balances, Tax Equivalent Interest and Effective Yields and Rates (Unaudited)*
Chemical Financial Corporation

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Average Balance	Tax Equivalent Interest	Effective Yield/Rate	Average Balance	Tax Equivalent Interest	Effective Yield/Rate
Assets	(Dollars in thousands)
Interest-earning assets:
Loans**	$7,241,339	$75,905	4.16%	$5,426,664	$57,680	4.22%
Taxable investment securities	609,406	2,044	1.34	712,516	2,322	1.30
Tax-exempt investment securities	481,968	3,973	3.30	306,446	2,832	3.70
Other interest-earning assets	36,799	633	6.82	27,139	415	6.07
Interest-bearing deposits with the Federal Reserve Bank and other banks	87,952	116	0.52	85,382	89	0.41
Total interest-earning assets	8,457,464	82,671	3.89	6,558,147	63,338	3.84
Less: allowance for loan losses	(75,225)			(77,053)
Other assets:
Cash and cash due from banks	157,939			134,309
Premises and equipment	110,141			93,111
Interest receivable and other assets	524,905			299,365
Total assets	$9,175,224			$7,007,879
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,816,694	$414	0.09%	$1,368,314	$329	0.10%
Savings deposits	2,024,543	393	0.08	1,613,338	367	0.09
Time deposits	1,671,913	3,313	0.79	1,306,712	2,718	0.83
Short-term borrowings	405,713	110	0.11	337,681	107	0.13
Other borrowings	243,170	923	1.51	6,724	42	2.48
Total interest-bearing liabilities	6,162,033	5,153	0.33	4,632,769	3,563	0.31
Noninterest-bearing deposits	1,936,328	—	—	1,519,823	—	—
Total deposits and borrowed funds	8,098,361	5,153	0.25	6,152,592	3,563	0.23
Interest payable and other liabilities	76,516			50,959
Shareholders' equity	1,000,347			804,328
Total liabilities and shareholders' equity	$9,175,224			$7,007,879
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.56%			3.53%
Net Interest Income (FTE)		$77,518			$59,775
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.64%			3.62%

*	Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2015 Operating Results

Average Balances, Tax Equivalent Interest and Effective Yields and Rates (Unaudited)*
Chemical Financial Corporation

	Twelve Months Ended December 31, 2015			Twelve Months Ended December 31, 2014
	Average Balance	Tax Equivalent Interest	Effective Yield/Rate	Average Balance	Tax Equivalent Interest	Effective Yield/Rate
Assets	(Dollars in thousands)
Interest-earning assets:
Loans**	$6,594,507	$274,341	4.16%	$4,982,986	$211,608	4.25%
Taxable investment securities	683,612	8,786	1.29	667,978	9,147	1.37
Tax-exempt investment securities	415,092	13,956	3.36	279,709	10,850	3.88
Other interest-earning assets	34,188	1,648	4.82	25,967	1,224	4.71
Interest-bearing deposits with the Federal Reserve Bank and other banks	123,735	510	0.41	138,424	407	0.29
Total interest-earning assets	7,851,134	299,241	3.81	6,095,064	233,236	3.83
Less: allowance for loan losses	(75,378)			(78,126)
Other assets:
Cash and cash due from banks	155,109			126,142
Premises and equipment	105,904			79,278
Interest receivable and other assets	444,459			250,786
Total assets	$8,481,228			$6,473,144
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,661,592	$1,465	0.09%	$1,234,347	$1,197	0.10%
Savings deposits	1,947,659	1,512	0.08	1,472,092	1,325	0.09
Time deposits	1,557,425	12,429	0.80	1,307,058	11,732	0.90
Short-term borrowings	420,529	453	0.11	334,785	414	0.12
Other borrowings	117,000	1,922	1.64	1,695	42	2.48
Total interest-bearing liabilities	5,704,205	17,781	0.31	4,349,977	14,710	0.34
Noninterest-bearing deposits	1,791,991	—	—	1,325,925	—	—
Total deposits and borrowed funds	7,496,196	17,781	0.24	5,675,902	14,710	0.26
Interest payable and other liabilities	65,704			43,031
Shareholders' equity	919,328			754,211
Total liabilities and shareholders' equity	$8,481,228			$6,473,144
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.50%			3.49%
Net Interest Income (FTE)		$281,460			$218,526
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.58%			3.59%

*	Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2015 Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

	Dec 31, 2015	Sept 30, 2015	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014
	(In thousands)
Nonperforming Loans:
Nonaccrual loans:
Commercial	$28,554	$26,463	$17,260	$18,904	$16,418	$18,213	$18,773	$18,251
Commercial real estate	25,163	24,969	25,287	24,766	24,966	23,858	25,361	27,568
Real estate construction	247	247	247	663	162	162	160	160
Land development	274	297	255	290	225	1,467	2,184	2,267
Residential mortgage	5,557	6,248	6,004	6,514	6,706	6,693	6,325	6,589
Consumer installment	451	536	393	433	500	527	536	806
Home equity	1,979	1,876	1,769	1,870	1,667	2,116	2,296	2,046
Total nonaccrual loans	62,225	60,636	51,215	53,440	50,644	53,036	55,635	57,687
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	364	122	711	52	170	16	15	43
Commercial real estate	254	216	56	148	—	87	69	730
Real estate construction	—	—	—	—	—	—	—	—
Land development	—	—	—	—	—	—	—	—
Residential mortgage	402	572	424	172	557	380	376	—
Consumer installment	—	—	—	—	—	—	—	—
Home equity	1,267	558	588	429	1,346	1,779	1,075	622
Total accruing loans contractually past due 90 days or more as to interest or principal payments	2,287	1,468	1,779	801	2,073	2,262	1,535	1,395
Nonperforming troubled debt restructurings:
Commercial loan portfolio	16,297	15,559	14,547	15,810	15,271	11,797	11,049	11,218
Consumer loan portfolio	3,071	3,554	3,365	2,690	3,196	3,647	5,516	6,244
Total nonperforming troubled debt restructurings	19,368	19,113	17,912	18,500	18,467	15,444	16,565	17,462
Total nonperforming loans	83,880	81,217	70,906	72,741	71,184	70,742	73,735	76,544
Other real estate and repossessed assets	9,935	11,207	14,197	14,744	14,205	10,354	10,392	10,056
Total nonperforming assets	$93,815	$92,424	$85,103	$87,485	$85,389	$81,096	$84,127	$86,600

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2015 Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Twelve Months Ended Dec 31, 2015	Three Months Ended				Twelve Months Ended Dec 31, 2014	Three Months Ended
		Dec 31, 2015	Sept 30, 2015	June 30, 2015	Mar 31, 2015		Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014
	(In thousands)
Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$75,183	$75,626	$74,941	$75,256	$75,183	$78,572	$76,506	$77,293	$77,973	$78,572
Provision for loan losses	7,000	2,000	1,500	1,500	2,000	6,100	1,500	1,500	1,500	1,600
Net loan charge-offs:
Commercial	(2,581)	(2,207)	86	(36)	(424)	(2,269)	(932)	(535)	(569)	(233)
Commercial real estate	(1,475)	(624)	145	(581)	(415)	(2,056)	(620)	(412)	(783)	(241)
Real estate construction	(129)	—	—	(49)	(80)	(113)	—	(13)	—	(100)
Land development	(12)	—	(1)	—	(11)	648	363	16	127	142
Residential mortgage	(1,912)	(545)	(214)	(661)	(492)	(1,626)	(277)	(304)	(341)	(704)
Consumer installment	(2,791)	(770)	(782)	(590)	(649)	(2,915)	(813)	(689)	(612)	(801)
Home equity	45	(152)	(49)	102	144	(1,158)	(544)	(350)	(2)	(262)
Net loan charge-offs	(8,855)	(4,298)	(815)	(1,815)	(1,927)	(9,489)	(2,823)	(2,287)	(2,180)	(2,199)
Allowance for loan losses - end of period	73,328	73,328	75,626	74,941	75,256	75,183	75,183	76,506	77,293	77,973
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	500	—	—	—	500	500	500	500	500	500
Provision for loan losses	(500)	—	—	—	(500)	—	—	—	—	—
Allowance for loan losses - end of period	—	—	—	—	—	500	500	500	500	500
Total allowance for loan losses	$73,328	$73,328	$75,626	$74,941	$75,256	$75,683	$75,683	$77,006	$77,793	$78,473
Net loan charge-offs as a percent of average loans (quarterly amounts annualized)	0.13%	0.24%	0.05%	0.12%	0.14%	0.19%	0.21%	0.18%	0.18%	0.19%

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2015 Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014
	(Dollars in thousands, except per share data)
Summary of Operations
Interest income	$80,629	$78,851	$69,679	$62,630	$61,807	$56,629	$55,180	$53,645
Interest expense	5,153	5,234	3,944	3,450	3,563	3,561	3,720	3,866
Net interest income	75,476	73,617	65,735	59,180	58,244	53,068	51,460	49,779
Provision for loan losses	2,000	1,500	1,500	1,500	1,500	1,500	1,500	1,600
Net interest income after provision for loan losses	73,476	72,117	64,235	57,680	56,744	51,568	49,960	48,179
Noninterest income	20,052	20,215	20,674	19,275	18,227	15,351	15,801	13,716
Operating expenses	55,739	57,365	53,328	49,658	48,477	41,423	41,778	41,859
Acquisition-related expenses	2,085	900	3,457	1,362	4,139	1,279	647	323
Income before income taxes	35,704	34,067	28,124	25,935	22,355	24,217	23,336	19,713
Federal income tax expense	10,200	9,600	9,100	8,100	7,050	7,450	7,100	5,900
Net income	$25,504	$24,467	$19,024	$17,835	$15,305	$16,767	$16,236	$13,813
Net interest margin	3.64%	3.55%	3.59%	3.55%	3.62%	3.59%	3.59%	3.53%

Per Common Share Data
Net income:
Basic	$0.67	$0.64	$0.54	$0.54	$0.47	$0.51	$0.54	$0.46
Diluted	0.66	0.64	0.54	0.54	0.46	0.51	0.54	0.46
Diluted, excluding acquisition-related expenses	0.70	0.65	0.61	0.57	0.56	0.53	0.55	0.47
Cash dividends declared	0.26	0.26	0.24	0.24	0.24	0.24	0.23	0.23
Book value - period-end	26.62	26.18	25.74	24.68	24.32	24.47	24.22	23.63
Tangible book value - period-end	18.78	18.32	17.89	18.95	18.57	20.68	20.42	19.44
Market value - period-end	34.27	32.35	33.06	31.36	30.64	26.89	28.08	32.45

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2015 Operating Results

Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation

	Twelve Months Ended Dec 31, 2015	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	Twelve Months Ended Dec 31, 2014	4th Quarter 2014	3rd Quarter 2014	2nd Quarter 2014	1st Quarter 2014
	(Dollars in thousands, except per share data)
Non-GAAP Operating Results
Net Income
Net income, as reported	$86,830	$25,504	$24,467	$19,024	$17,835	$62,121	$15,305	$16,767	$16,236	$13,813
Acquisition-related expenses, net of tax	5,484	1,355	585	2,659	885	4,555	3,094	831	420	210
Net income, excluding acquisition-related expenses	$92,314	$26,859	$25,052	$21,683	$18,720	$66,676	$18,399	$17,598	$16,656	$14,023

Diluted Earnings Per Share
Diluted earnings per share, as reported	$2.39	$0.66	$0.64	$0.54	$0.54	$1.97	$0.46	$0.51	$0.54	$0.46
Effect of acquisition-related expenses, net of tax	0.15	0.04	0.01	0.07	0.03	0.14	0.10	0.02	0.01	0.01
Diluted earnings per share, excluding acquisition-related expenses	$2.54	$0.70	$0.65	$0.61	$0.57	$2.11	$0.56	$0.53	$0.55	$0.47

Return on Average Assets
Return on average assets, as reported	1.02%	1.10%	1.05%	0.94%	0.98%	0.96%	0.87%	1.04%	1.04%	0.90%
Effect of acquisition-related expenses, net of tax	0.07	0.06	0.03	0.13	0.05	0.07	0.17	0.05	0.03	0.02
Return on average assets, excluding acquisition-related expenses	1.09%	1.16%	1.08%	1.07%	1.03%	1.03%	1.04%	1.09%	1.07%	0.92%

Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	9.4%	10.1%	9.8%	8.6%	9.0%	8.2%	7.5%	8.4%	9.1%	8.0%
Effect of acquisition-related expenses, net of tax	0.6	0.6	0.3	1.2	0.5	0.6	1.6	0.4	0.3	0.1
Return on average shareholders' equity, excluding acquisition-related expenses	10.0%	10.7%	10.1%	9.8%	9.5%	8.8%	9.1%	8.8%	9.4%	8.1%

	Dec 31, 2015	Sept 30, 2015	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Mar 31, 2014
	(Amounts in thousands, except per share data)
Tangible Book Value
Shareholders' equity, as reported	$1,015,974	$998,363	$980,791	$810,501	$797,133	$801,606	$793,498	$705,595
Goodwill, CDI and noncompete agreements, net of tax	(299,123)	(299,681)	(299,109)	(187,991)	(188,505)	(124,149)	(124,594)	(125,040)
Tangible shareholders' equity	$716,851	$698,682	$681,682	$622,510	$608,628	$677,457	$668,904	$580,555
Common shares outstanding	38,168	38,131	38,110	32,847	32,774	32,763	32,760	29,866
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$26.62	$26.18	$25.74	$24.68	$24.32	$24.47	$24.22	$23.63
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$18.78	$18.32	$17.89	$18.95	$18.57	$20.68	$20.42	$19.44